Exhibit 99.(7)(d)(1)

AMENDMENT #1

(hereafter called the “AMENDMENT”)

Effective March 1, 2010

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWALBLE TERM AGREEMENT

(hereafter called the “AGREEMENT”)

Originally Effective December 1, 2008

Ceding Company Reference:  CBM09

Reinsurer Reference:  TBA

between

PACIFIC LIFE INSURANCE COMPANY

Omaha, Nebraska

NAIC Number 67466

FEIN 951079000

(hereafter called the “CEDING COMPANY”)

and

GENERALI USA LIFE REASSURANCE COMPANY

Kansas City, Missouri

NAIC Number 97071

FEIN 133126819

(hereinafter called the REINSURER)

IT IS HEREBY MUTUALLY AGREED that this AGREEMENT is amended as respects new business issued on and after March 1, 2010 to revise and replace Article III in its entirety and Part 1 of Exhibit C — Premiums as attached herein:

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective March 1, 2010:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Kent Johnson	By:	/s/ Cheryl Tobin
	Kent Johnson		Cheryl Tobin, Assistant Vice President
	Vice President,		Assistant Secretary
	Actuarial and Reinsurance		Legal

Date:	03/23/10		3/25/10

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ Amanda Morrison	By:	/s/ David Gates
	Amanda Morrison		David Gates
	Treaty Counsel		SVP

Date:	3/18/2010		3/19/2010

Article III

Premiums

A.            Plans of insurance listed in Exhibit B will be reinsured on the yearly renewable term basis with the REINSURER participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies).  The mortality risk shall be the net amount at risk (“NAR”) on that portion of the policy which is reinsured with the REINSURER.

B.            Premiums for Life Reinsurance and reinsurance of Supplemental Benefits will be based on the rates and allowances described in Exhibit C.

C.            Premiums will be increased by any flat extra premium charged the insured based on the ceded NAR as described in Exhibit C.

D.            There will be no premium tax reimbursement.

E.             The reinsurance rates shown in Exhibit C are guaranteed for one year and the REINSURER anticipates continuing to accept premiums on the basis of these rates indefinitely.  In subsequent years, the REINSURER reserves the right to increase such rates provided, however, that:

1.              The reinsurance rates may not be increased above the statutory net valuation premium applicable to the reinsured policies after such increase,

2.              The reinsurance rates may, at the REINSURER’s option, be increased to the extent required to ensure that the REINSURER will participate in its share of any increases in premium rates, costs, charges or fees as implemented by the CEDING COMPANY with respect to the reinsured policies.

If the REINSURER exercises its right to increase reinsurance rates under this AGREEMENT in an amount greater than that required to ensure that the REINSURER will participate in its share of any increases in premium rates, costs, charges or fees as implemented by the CEDING COMPANY for the reinsured policies, the CEDING COMPANY may recapture all of the reinsured policies on which reinsurance rates have been increased regardless of the reinsured policies’ duration in force.  If the CEDING COMPANY elects to recapture under this provision, unearned premiums, net of any outstanding balances, will be paid by the party with the positive balance, all determined as of the effective date of the recapture.

F.              Reinsurance premiums are due as long as reinsurance is in force.

AMENDMENT #2

(hereafter called the “AMENDMENT”)

Effective December 1, 2008

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWALBLE TERM AGREEMENT

(hereafter called the “AGREEMENT”)

Originally Effective December 1, 2008

Ceding Company Reference:  CBM09

Reinsurer Reference:  TBA

between

PACIFIC LIFE INSURANCE COMPANY

Omaha, Nebraska

NAIC Number 67466

FEIN 951079000

(hereafter called the “CEDING COMPANY”)

and

GENERALI USA LIFE REASSURANCE COMPANY

Kansas City, Missouri

NAIC Number 97071

FEIN 133126819

(hereinafter called the REINSURER)

IT IS HEREBY MUTUALLY AGREED that this AGREEMENT is amended to revise and replace the Joint Life Plans (One Life Uninsurable “OLU”) paragraph in Exhibit C — Premiums as shown below:

Joint Life Plans (One Life Uninsurable “OLU”)

OLU means a joint last survivor case with one life appraised at Table 16 or higher.  The consideration payable for this coverage shall be the applicable single life factor in the Rate Factors section above times the appropriate annual life rate from the attached Rate Table, labeled C-1.  The applicable rate will be determined based on the healthier life.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective December 1, 2008:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Kent Johnson	By:	/s/ Cheryl Tobin
	Kent Johnson		Cheryl Tobin, Assistant Vice President
	Vice President,		Assistant Secretary
	Actuarial and Reinsurance		Legal

Date:	02/09/11		2/10/11

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ David Gates	By:	/s/ Amanda Morrison
	David Gates		Amanda Morrison
	SVP		Treaty Counsel

Date:	2/4/2011		2/3/2011